SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report: November 25, 2013

BALTIA AIR LINES, INC.
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	11-2989648 (IRS Employer Identification No.)
JFK INTERNATIONAL AIRPORT Building 151, Room 361, Jamaica, NY 11430 (Address of principal executive offices) Issuer's Telephone Number: (718) 244 8880
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 8.01 Other Events - Regulation FD: Disclosure of Nonpublic Material Information

Baltia Air Lines, Inc. releases the information that pilot training of its initial cadre of pilots and check airman began on November 11, 2013, with KIFA flight academy pursuant to the contract incorporated herein by reference to Exhibit 10.19 filed in Baltia's third quarterly report for 2013 filed on November 19, 2013.

The text of the press release related to this is as follows:

YPSILANTI, Mich.-- Baltia Air Lines (BLTA) is excited to announce the commencement of training for its initial cadre of pilots.

The 7 week course which began on November 11th consists of non-aircraft specific courses, aircraft specific courses and simulator sessions. Baltia's flight crew training is a major milestone for the Willow Run-based start up airline. The pilot training is being accomplished at a certified state-of-the-art airline training facility in Ypsilanti, Michigan.

Baltia is currently in the process of obtaining its Air Carrier Certification. In the Certification process sequence, training precedes the mini-evacuation test and the proving flights.

Baltia's plan is to provide the first non-stop service for passengers, cargo and mail between New York's John F. Kennedy International Airport and Pulkovo Airport in St. Petersburg, Russia, Europe's 4th largest city. Baltia also plans to provide additional scheduled non-stop service between North America and Eastern European capitals, once it gets underway. "I am so proud of our staff," stated Igor Dmitrowsky, CEO of Baltia. "Their dedication and professionalism has brought us to this phase of the Air Carrier Certification," Mr. Dmitrowsky further stated.

DOT Regulatory disclaimer: Baltia is a U.S. startup airline. No ticket sales are currently available. This service is subject to receipt of government operating authority.

Contact: Barry Clare, 718-244-8880, barry.clare@baltia.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Baltia Air Lines

/ ____signed___ /
Igor Dmitrowsky
President

November 25, 2013